EXHIBIT 10.45
PROMISSORY NOTE

$5,130,000
Kingston, New York
Dated: June 30, 1995

FOR VALUE RECEIVED, PrimErgy, Inc., a New York corporation with an office for the transaction of business located at 25 Barbarosa Lane, Kingston, New York 12401 (the "Borrower") promises to pay to the order of WellCare Medical Management, Inc., a New York State corporation with its principle office and place of business at Hurley Avenue Extenstion, Kingston, New York, 12401 ("Lender") the principal sum of Five Million One Hundred Thirty Thousand Dollars and no/100 ($5,130,000) pursuant to the terms of the Note and a Note Agreement, dated the date hereof, with interest on the unpaid principal balance of such amount at the Interest Rate (as hereinafter defined). This Note evidences a loan (the "Loan") made available to Borrower as part of a credit facility more fully set forth in the Note Agreement.

I

DEFINITIONS

Except as otherwise defined herein, capitalized terms used herein shall have the following definitions:

"Based Rate" shall mean the rate of interest set, determined or announced on a periodic basis by the Lender as its "Base Rate".

"Default Interest Rate" shall mean the applicable Interest Rate plus four (4%) percent per annum.

"Interest Rate" shall mean the rate of interest (rounded up to the nearest one-eighth (1/8%) percent) to be calculated hereunder and paid by Borrower on any outstanding principal due under this Note and shall be the Prime Rate.

"Interest Rate Period" shall mean the time period during which interest is to accrue on the loan at the Prime Rate. An Interest Rate Period shall be a term of three months (or, for the first Interest Rate Period only, the two month time period commencing August 1, 1995). In no event shall any Interest Rate Period extend beyond the maturity Date of the Loan.

"Prime" shall mean the rate designated under the heading "Prime
Rate" in the "Money Rates" column as published in The Wall Street
Journal two days prior to the date of the end of the quarter for which a Prime Rate is being calculated.

"Prime Rate" shall mean a fixed rate equal to Prime plus two percentage points.

"Maturity Date" shall mean July 31, 2000.

II

INTEREST

(a) COMPUTATION OF INTEREST. Interest on the outstanding principal balance of this Note shall be computed on the basis of a 360-day year. Interest shall accrue until the Loan is repaid.

(b) INTEREST RATE CHANGE PROCEDURES. The Prime Rate calculated hereunder for the Interest Rate Period shall each change in the Base Rate shall effect a corresponding rate in the Variable Rate.

(c) IMPLEMENTATION OF DEFAULT INTEREST RATE. Upon occurrence of an Event of Default (hereinbelow), the computation of interest under this Note shall immediately and without further action by the Lender be based upon the Default Interest Rate.

III

PAYMENT OF PRINCIPAL AND INTEREST

(a) INTEREST PAYMENTS. For the first twelve month period of this Note, Borrower shall pay interest at the applicable Interest Rate on the sum of Five Million One Hundred and Thirty Thousand Dollars and 00/100 Dollars ($5,130,000) beginning on the first (1st) day of August, 1995 and continuing on the first day of each month thereafter.

(b) PERIODIC INTEREST AND PRINCIPAL PAYMENTS. Commencing August 1, 1996, borrower shall pay all applicable principal and interest payments on the first day of August 1996 and continuing on the first day thereafter until the maturity date (or such earlier date in the event lender accelerates borrowers obligation hereunder) at which time any accrued and unpaid interest and principal must be paid.

(c) Borrower shall remit to Lender any debt coverage surplus (as defined in Appendix 1) in excess of a 1.1 debt coverage ratio within one hundred fifty (150) days of fiscal year end. Said surplus shall not be in excess of a 1.2 debt coverage surplus (as defined in Appendix 1).

IV

GENERAL CONDITIONS

(a) METHOD OF PAYMENT. All payments under this Note are payable at Hurley Avenue Extension, Kingston, NY 12401 or at such other places as Lender shall notify Borrower in writing. Lender reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment, to be by wired federal funds or other immediately available funds or to be paid at a place other than the above address.

(b) APPLICATION OF PAYMENTS RECEIVED.   Expected as may otherwise
be provided in the Note, all payments received by Lender on this Notes shall be applied by Lender to any unpaid Late Payment Charges (hereinbelow defined), accrued and unpaid interest then due and owing and the reduction of principal of the Note, in such order and in such amounts as Lender may determine from time to time.

(c) LATE PAYMENT CHARGES. If Borrower fails to pay any amount of principal and/or interest on the Note for ten (10) days after such payment becomes due, whether by acceleration or otherwise, Lender may, at its option, whether immediately or at the time of final payment of the amounts evidenced by the Note, impose a late payment charge (the "Late Payment Charge") computed by multiplying the amount of each past due payment by four (4%) percent. Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the indebtness secured by the Note Agreement. The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purpose of compensating Lender for the difficulty in computing the actual amount of damages incurred by Lender as a result of the payment by Borrower.

(d) PREPAYMENT. The principal balance may be prepaid in whole or in part, at any time without premium or penalty. OR

In the event Lender received partial prepayments, or in the event that Lender shall receive proceeds of condemnation or insurance proceeds for application against the Loan, such prepayments and proceeds shall be applied to installments of principal in the inverse order of maturity.

(e) ACCELERATION AND DEFAULT. If:

(1) Borrower fails to pay any sum due on this Note within ten (10) days of the date the same is due; or

(2) Borrower shall fail to perform any other covenant, obligation or agreement required to be performed by Borrower under this Note, for ten (10) days after Lender has given written notice of such failure to Borrower; or

(3) Any warranty or representation made or given by Borrower or any financial or other statement submitted by or on behalf of Borrower, in reference to this Note or Note Agreement should be false or misleading in any material respect; or

(4) Borrower shall generally not be paying debts as they become due or file a petition or seek relief under or take advantage or any insolvency law; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of Borrower or any Guarantor or of the whole or substantially all of Borrower's or any Guarantor's property or of any collateral pledged as security for the Note; or if Borrower or any Guarantor shall file petition or an answer to a petition under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of American, any state thereof, or any foreign country subdivision thereof; or

(5) A Court of competent jurisdiction shall enter an order, judgement or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Borrower or an Guarantor or of the whole or substantially all of Borrower's or any Guarantor's property, or any portion of the collateral pledged as security for this Note, or enter an order of relief against Borrower or any Guarantor in any case commenced under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), to grant relief under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof and the same is not stayed or discharged within sixty (60) days of entry; or

(6) Under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession from Borrower or any Guarantor of all or substantially all of Borrower's or any Guarantor's property or any portion or any collateral pledged as security for the Note; or

(7) There is commenced against Borrower any proceeding for any of the foregoing relief or if a petition is filed against Borrower or any Guarantor under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof, and such proceeding or petition remains undismissed for a period of sixty (60) days or if Borrower or any Guarantor by any act indicates consent to, approval of or acquiescence in any such proceeding or petition; or

(8) Lender receives a notice to creditors with regard to a bulk transfer by Borrower pursuant to Article VI of the Uniform commercial Code or if the Borrower shall dissolve, terminate its existence, fail, cease normal business operation or otherwise discontinue its existence; or

(9) Borrower fails to comply with any of the provisions set forth in the Note Agreement dated June 30, 1995, it being understood that the terms of said Note Agreement are hereby incorporated in this Note.

(10) An "Event of Default", as said term is defined in the Note
Agreement, shall have occurred; or

(11) Borrower fails to comply with the terms of or an "event of default" occurs under any other loan transaction or credit arrangement of any kind with Lender including without limitation,

then, and in any such event (an "Event of Default"), Lender may, at its option, proceed to exercise any rights or remedies that it may have under this Note or the Note Agreement, or such other rights and remedies which Lender may have at Law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligation to Lender by paying:

the unpaid principal balance hereof as at the date of such payment, plus accrued interest computed in the manner set forth above, plus any Late Payment Charge computed in the manner set forth above.

(f) COSTS AND EXPENSES ON DEFAULT. After the occurrence of an entitled to collect all costs of collection, including, but not limited to, reasonable attorney's fees incurred in connection with the protection or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit in this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Note Agreement and by all other collateral held by as security for Borrower's obligation to Lender.

(g) FINANCIAL INFORMATION. Borrower will advise Lender in writing if Borrower operates on other than a calendar year basis.
Borrower will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles and will deliver to Lender, within one hundred twenty (120) days after the end of each fiscal year of Borrower, a copy of the annual financial statements of Borrower relating to such fiscal year, such statements to include (i) the balance sheet of Borrowers as at the end of such fiscal year and (ii) the related income statement, statement of retained earnings and statement of changes in the financial position of Borrower for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Lender. Borrower also agrees to deliver to Lender within fifteen (15) days after filing same, a copy of Borrower's income tax return and also, from time to time, such other financial information with respect to Borrower as Lender may request.

(h) WAIVER BY BORROWER. Borrower of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy code of 1978, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by the Note and any and all extensions, renewals and modifications hereof.

(i) GOVERNING LAW; SUBMISSION TO JURISDICTION. This Note shall be governed by and construed under the laws of the State of New York. Borrower hereby submits to personal jurisdiction in said state for the enforcement of Borrower's obligations hereunder or under any other Loan Document and waives any and all personal rights under the law of any other state to object to jurisdiction with such state for the purposes of litigation to enforce such obligations of Borrower.

(j) WAIVER OF JURY TRIAL. Lender and the Borrower hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note, the Loan Agreement or the Loan, or any instrument or document delivered in connection with the Loan, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and Lender.

(k) NOTICES. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth at the head of the Note, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

(l) ENTIRE AGREEMENT. This Note and the Note Agreement constitutes the entire understanding between Borrower, the Guarantors, if any, and Lender and to the extent that any writings not signed by Lender or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this note and the Loan Agreement, the same shall be null and void.

Receipt of this above Note is hereby acknowledge and the terms and conditions are hereby accepted and agreed upon.

WELLCARE MEDICAL MANAGEMENT, INC.
/s/ Robert E. Goff
BY: ROBERT E. GOFF, PRESIDENT


PRIMERGY, INC.
/s/ Richard Weininger
BY: RICHARD WEININGER, M.D., PRESIDENT
STATE OF NEW YORK   )
                    )ss:
COUNTY OF ULSTER    )

On this 26th day of July 1995, before me the subscriber personally appeared Richard Weininger, M.D., who being by me duly sworn, did depose and say; that he resides at Millbrook Road, Claverack, NY, that he is the president of PrimErgy, Inc., the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.

NOTARY PUBLIC
/s/ Gloria Alisandrella
GLORIA ALISANDRELLA
Notary Public, State of New York
Qualified in Orange County
Reg. No. 4899328
Commission Expires 7-6-97


STATE OF NEW YORK   )
                    )ss:
COUNTY OF ULSTER    )

On this 26th day of July 1995, before me the subscriber personally appeared Robert E. Goff, who being by me duly sworn, did depose and say; that he resides at RD1 Old Castle Point Road, Wappinger Falls, that he is the President of WellCare Medical Management, Inc. the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

NOTARY PUBLIC
/s/ Gloria Alisandrella
GLORIA ALISANDRELLA
Notary Public, State of New York
Qualified in Orange County
Reg. No. 4899328
Commission Expires 7-6-97